Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT
dated as of September 9, 2008,
among
USG CORPORATION,
as Loan Party Representative,
The Grantors Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.01. Terms Defined in Credit Agreement	1
SECTION 1.02. Terms Defined in UCC	1
SECTION 1.03. Definitions of Certain Terms Used Herein	1

ARTICLE II

GRANT OF SECURITY INTEREST

SECTION 2.01. Security Interest	3

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Title, Perfection and Priority	4
SECTION 3.02. Type and Jurisdiction of Organization, Organizational and Identification Numbers	4
SECTION 3.03. Principal Location	4
SECTION 3.04. Deposit Accounts	4
SECTION 3.05. Exact Names	5
SECTION 3.06. Perfection Certificate	5
SECTION 3.07. Validity of Security Interest	5
SECTION 3.08. Security Interest as Security Only	5
SECTION 3.09. Accounts	5
SECTION 3.10. Filing Requirements	6
SECTION 3.11. No Financing Statements, Security Agreements	6

ARTICLE IV

COVENANTS

SECTION 4.01. General	6
SECTION 4.02. Accounts	8
SECTION 4.03. Change of Name or Location; Change of Fiscal Year	9

ARTICLE V

REMEDIES

SECTION 5.01. Remedies	9
SECTION 5.02. Grantor’s Obligations Upon an Event of Default	10

ii

ARTICLE X
THE ADMINISTRATIVE AGENT

Schedule 1	Subsidiary Grantors

Exhibit A	Information for each Grantor

Exhibit B	Collateral Deposit Accounts

Exhibit C	Form of Perfection Certificate

Exhibit D	Financing Statement Filing Offices

Exhibit E	Form of New Subsidiary Supplement

iii

PLEDGE AND SECURITY AGREEMENT
THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is entered into as of September 9, 2008, among USG Corporation, a Delaware corporation, in its capacity as the Loan Party Representative (the “Loan Party Representative”), each Subsidiary identified on Schedule I hereto and each other Subsidiary that becomes a party to this Security Agreement after the Effective Date pursuant to Section 8.15 hereof (each a “Grantor” and, collectively, the “Grantors”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.
PRELIMINARY STATEMENT
Reference is made to the Credit Agreement dated as of September 9, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USG Corporation, in its capacity as a Borrower (in such capacity, the “Parent Borrower”) and as the Loan Party Representative, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent. Each Grantor is entering into this Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement and to secure the Secured Obligations.
ACCORDINGLY, the Loan Party Representative, the Grantors and the Administrative Agent, on behalf of the Lenders, hereby agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
SECTION 1.02. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC.
SECTION 1.03. Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:
“Accounts” means all rights to payment, whether or not earned by performance, for the sale or lease of goods or the rendition of services, in each case in the ordinary course of the Grantors’ business, whether such rights constitute or are evidenced by any Account (as defined in Article 9 of the UCC), Chattel Paper, Instrument or General Intangible.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.
“Cash Dominion Period” means each of a period (a) commencing on the date on which Excess Availability shall have been less than $75,000,000 for five consecutive Business Days and ending on the first date thereafter on which Excess Availability shall have been at least $75,000,000 for 30 consecutive calendar days and (b) during which an Event of Default has occurred and is continuing. For purposes of clarity, if, during the continuance of a Cash Dominion Period triggered by an event described in either clause (a) or (b) of this definition, an event described in clause (a) or (b) of this definition shall occur, then such Cash Dominion Period shall be deemed not to have terminated until such time as a Cash Dominion Period would no longer exist under both clauses (a) and (b) of this definition.
“Cash Dominion Period Notice” shall have the meaning set forth in Section 7.03(a).
“Cash Dominion Termination Notice” shall have the meaning set forth in Section 7.03(a).
“Cash Dominion Termination Period” shall have the meaning set forth in Section 7.03(a).
“Collateral” shall have the meaning set forth in Article II.
“Collateral Deposit Account” means, with respect to each Grantor, any and all Deposit Accounts maintained by such Grantor into which any cash, checks or other similar payments constituting payments made in respect of Accounts are or are to be deposited.
“Collateral Deposit Account Bank” means each bank or other financial institution at which any Grantor maintains a Collateral Deposit Account.
“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor, or by the Loan Party Representative on behalf of any Grantor, to the Administrative Agent relating to the Collateral pursuant to any Loan Document.
“Collection Account” shall have the meaning set forth in Section 7.03(a).
“Control” shall have the meaning set forth in Section 9-104 or Section 9-105, as applicable, of Article 9 of the UCC.
“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a Collateral Deposit Account Bank and the Administrative Agent with respect to Control of the Collateral Deposit Accounts listed therein and the disposition of funds on deposit in such Collateral Deposit Accounts.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.
“Financing Statement” means, with respect to any Grantor, each UCC financing statement naming the Administrative Agent as secured party and such Grantor as debtor and describing the Collateral in a manner consistent with the requirements set forth in Section 4.01(b).
“Grantors” has the meaning set forth in the preamble to this Agreement.
“Perfection Certificate” means a certificate substantially in the form of Exhibit C, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Parent Borrower.
“Proceeds” shall have the meaning set forth in Article 9 of the UCC.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Security Interest” has the meaning assigned to such term in Section 2.01.
“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (d) each provider of Banking Services in respect of which constitute Secured Obligations and (e) the successors and assigns of each of the foregoing.
“Specified L&W Grantors” means, collectively, each of L & W Supply Corporation, a Delaware corporation, California Wholesale Material Supply, LLC, a Delaware limited liability company, Livonia Building Materials, LLC, a Michigan limited liability company, Livonia Holdings, Inc., a Delaware corporation, and River City Materials, Inc., an Arkansas corporation, in each case for so long as such entity is required to be a Grantor hereunder.
“Supplement” shall have the meaning set forth in Section 8.14.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II
GRANT OF SECURITY INTEREST
SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, assigns and grants to the Administrative Agent, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in (a) Accounts, and Proceeds in respect thereof, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade name or derivations thereof), and regardless of where located, and (b) all Collateral Deposit Accounts of such Grantor (all of which will be collectively referred to as the “Collateral”; the security interest in the Collateral granted pursuant to this Section 2.01 is referred to as the “Security Interest”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Grantor represents, warrants and covenants to and with the Secured Parties that:
SECTION 3.01. Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant the Security Interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.01(g), and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained, except such consents or approvals the failure of which to have been obtained will not impair the Security Interest. When a properly completed Financing Statement has been filed in the appropriate office against such Grantor in the applicable location listed on Exhibit D (or, in the case of any Grantor that becomes a party hereto after the Effective Date, in the jurisdiction of organization of such Grantor specified in Schedule I to the Supplement for such Grantor) and any applicable filing fees or taxes are paid in connection with such filing, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by filing a UCC financing statement, subject only to Liens permitted under Section 4.01(g).
SECTION 3.02. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A (as amended from time to time pursuant to Section 4.03 or supplemented from time to time pursuant to any Supplement).
SECTION 3.03. Principal Location. The location of such Grantor’s place of business (if it has only one) or its chief executive office (if it has more than one place of business) is disclosed in Exhibit A (as amended from time to time pursuant to Section 4.03 or supplemented from time to time pursuant to any Supplement). In addition, such Grantor has no other places of business where books and records with respect to the Collateral are maintained, except those set forth in Exhibit A (as amended from time to time pursuant to Section 4.03 or supplemented from time to time pursuant to any Supplement).
SECTION 3.04. Deposit Accounts. Exhibit B (as amended or supplemented from time to time pursuant to Section 7.02 or any Supplement) sets forth a complete list of the Collateral Deposit Accounts of such Grantor, including, with respect to each such Collateral Deposit Account, each depositary institution’s name and location and such Grantor’s account number.

SECTION 3.05. Exact Names. Such Grantor’s name, as set forth on Exhibit A (as amended from time to time pursuant to Section 4.03 or supplemented from time to time pursuant to any Supplement), is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Such Grantor has not, during the past two years prior to the Effective Date, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition, in each case except as otherwise specified in the Perfection Certificate or any certificate delivered to the Administrative Agent pursuant to Section 4.01(f).
SECTION 3.06. Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed by the Parent Borrower and the information set forth therein with respect to each Grantor is correct and complete as of the Effective Date, and the Financing Statements (including any amendments thereto) prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Loan Party Representative to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement or Sections 4.01 and 4.03 hereof) are all the filings, recordings and registrations that are necessary to perfect a security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all the Collateral in which the Security Interest may be perfected by filing, recording or registering in the U.S. (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.
SECTION 3.07. Validity of Security Interest. The Security Interest constitutes a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations.
SECTION 3.08. Security Interest as Security Only. The Security Interest granted by such Grantor is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
SECTION 3.09. Accounts. (a) The names of the Account Debtors, amounts owing, due dates and other information with respect to such Grantor’s Accounts are and will be complete, true and correct in all material respects in the records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent pursuant to the Loan Documents from time to time. As of the time when each Account arises, such Grantor shall be deemed to have represented and warranted that such Account and all records relating thereto are genuine and in all respects what they purport to be.

(b) In addition, with respect to all of its Accounts, except as disclosed in the most recent Collateral Report, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent (other than with respect to discounts, rebates, billing errors, setoffs, counterclaims and other Dilution Factors); (ii) no payments have been or shall be made thereon except payments delivered or to be delivered to a Collateral Deposit Account as required pursuant to Section 7.01; and (iii) to such Grantor’s knowledge, all Account Debtors relating to such Accounts have the capacity to contract.
SECTION 3.10. Filing Requirements. None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any Federal statute. Notwithstanding anything in any Loan Document to the contrary, the Administrative Agent agrees that the Grantors shall not be required to make filings under the Assignment of Claims Act of 1940, 31 U.S.C. §3727 and 41 U.S.C. § 15.
SECTION 3.11. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for the Financing Statements and (b) as permitted under Section 4.01(g).
ARTICLE IV
COVENANTS
From the date of this Agreement, and thereafter until this Agreement is terminated, each Grantor agrees that:
SECTION 4.01. General. (a) Collateral Records. Such Grantor will maintain books and records with respect to the Collateral owned by it in accordance Section 5.06 of the Credit Agreement, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Administrative Agent may from time to time reasonably request.
(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all Financing Statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain, subject to any Liens permitted under Section 4.01(g), a first priority perfected security interest in and, if applicable and contemplated by the terms hereof, Control of, the Collateral owned by such Grantor. Any Financing Statement (or amendment thereto) filed by the Administrative Agent shall (i) indicate such Grantor’s Collateral by any description that reasonably approximates the description of such Collateral contained in this Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of such Financing Statement (or amendment thereto). Such Grantor agrees to furnish any such information to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed any initial Financing Statements if filed prior to the Effective Date.

(c) Further Assurances. Such Grantor agrees to take any and all actions that it shall reasonably deem necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted under Section 4.01(g).
(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions not otherwise prohibited by Section 6.03 of the Credit Agreement.
(e) Maintaining Perfection of Security Interest. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $250,000 owed to the applicable Grantor by any Person that is not the Parent Borrower or any Subsidiary, provided that the aggregate principal amount of promissory notes that may be excluded from the delivery requirements of this paragraph (e) may not exceed $1,000,000 at any one time), such note or instrument shall be immediately pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.
(f) Annual Confirmation of Perfection Certificate. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01(a) of the Credit Agreement, such Grantor shall cause the Loan Party Representative to deliver to the Administrative Agent a certificate executed by a Financial Officer of the Parent Borrower (i) setting forth any changes to the information required pursuant to the Perfection Certificate, or confirming that there has been no change in such information, in each case since the date of the Perfection Certificate or the date of the most recent certificate delivered pursuant to this Section 4.01(f) and (ii) certifying that all initial UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings, reregistrations and amendments to the initial UCC financing statements, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in the jurisdiction identified pursuant to Section 4.03 to the extent necessary to protect and perfect the Security Interest as of the date of such certificate.

(g) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except Liens permitted under clauses (i) through (iv), (vi) and (xi) of Section 6.02 of the Credit Agreement.
(h) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except with respect to any Lien permitted under Section 4.01(g). Such Grantor acknowledges that it is not authorized to file (i) any financing statement with respect to the Collateral, except with respect to any Lien permitted under Section 4.01(g), without providing prior written notice to the Administrative Agent or (ii) any amendment or termination statement with respect to any Financing Statement filed in accordance with the terms hereof without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
(i) Compliance with Terms. Such Grantor shall observe, perform and comply with all obligations in respect of the Collateral owned by it (in each case, in a manner consistent with past business practices of such Grantor), unless the failure to observe, perform or comply with such obligations would not adversely affect the validity, perfection and priority of the Security Interest.
SECTION 4.02. Accounts. (a) Certain Agreements on Accounts. No Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on an Account or accept in satisfaction of an Account less than the original amount thereof, except that, for so long as no Event of Default is continuing, such Grantor may reduce the amount owing on Accounts arising from the sale of Inventory in accordance with its past business practices.
(b) Collection of Accounts. Except as otherwise provided in this Agreement, each Grantor will, consistent with its past business practices, collect and enforce, at no expense to any Secured Party, all amounts due or hereafter due to such Grantor under the Accounts owned by it.
(c) Security Interest in Property to Satisfy Account Debt. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
(d) Delivery of Invoices. Such Grantor will deliver to the Administrative Agent, immediately upon its request after the occurrence and during the continuation of an Event of Default, duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.
(e) Disclosure of Material Reductions in Accounts. Such Grantor, promptly upon obtaining knowledge of any event, circumstance or change that has occurred since the most recent date on which a Borrowing Base Certificate was required to be delivered pursuant to Section 5.01(e) of the Credit Agreement that would materially reduce the aggregate amount of Eligible Accounts or result in a material portion of the Eligible Accounts ceasing to be Eligible Accounts, shall cause the Loan Party Representative to promptly disclose such fact to the Administrative Agent in writing.

SECTION 4.03. Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business or corporate offices, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least ten days prior written notice of such change and such Grantor (or the Administrative Agent on behalf of such Grantor) shall have taken all action reasonably requested by the Administrative Agent to continue the validity, perfection and priority of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral, provided that any new jurisdiction of organization shall be in the U.S., any State thereof or the District of Columbia. In connection with any such change permitted under this Section 4.03, Exhibit A hereto shall be deemed to be amended to reflect such change (effective as of the date of such change).
ARTICLE V
REMEDIES
SECTION 5.01. Remedies. (a) Upon the occurrence, and during the continuance, of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:
(i) those rights and remedies provided in this Agreement, the Credit Agreement or any other Loan Document, provided that this Section 5.01(a) shall not be understood to limit any rights or remedies available to the Secured Parties prior to an Event of Default;
(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement; and
(iii) institute a Cash Dominion Period as per the terms of Section 7.03.
(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
(d) The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to enforce any of the Administrative Agent’s remedies (for the benefit of the Secured Parties) with respect to such appointment without prior notice or hearing as to such appointment.
(e) Notwithstanding the foregoing, no Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or resort to the Collateral or any such guarantee in any particular order or (iii) effect a public sale of any Collateral.
SECTION 5.02. Grantor’s Obligations Upon an Event of Default. Without limiting the foregoing or any other inspection rights the Administrative Agent may have under the Loan Documents, upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:
(a) assemble and make available to the Administrative Agent all books and records relating to the Collateral at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;
(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where the books and records relating to the Collateral are located, to make and remove copies of all or any part of such books and records, without any obligation to pay the Grantor for such use and occupancy; and
(c) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent, promptly upon the Administrative Agent’s request, the following reports with respect to the Accounts of such Grantor: (i) a reconciliation of all such Accounts; (ii) an aging of all such Accounts; (iii) trial balances; and (iv) a test verification of all such Accounts.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
SECTION 6.01. Account Verification. The Administrative Agent may at any time, in the name of the applicable Grantor or, after the occurrence, and during the continuance, of an Event of Default, in the Administrative Agent’s own name or in the name of a nominee of the Administrative Agent, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor to verify with such Account Debtors, to the Administrative Agent’s reasonable satisfaction, any information relating to the existence, amount, terms of, and any other material matter relating to, the Accounts of such Account Debtors.
SECTION 6.02. Authorization for Secured Party to Take Certain Action. (a) Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right with full power of substitution either in the name of such Grantor or, after the occurrence, and during the continuance, of an Event of Default, in the Administrative Agent’s name, to (i) file Financing Statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) endorse and collect any cash proceeds of the Collateral of such Grantor, (iii) file a carbon, photographic or other reproduction of this Agreement or any Financing Statement as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Security Interest, (iv) apply the proceeds of any Collateral of such Grantor received by the Administrative Agent to the Secured Obligations as provided in Section 2.08(b) or Section 2.16(b) of the Credit Agreement, as applicable, (v) discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted under Section 4.01(g)), (vi) contact the Account Debtors of such Grantor for any reason, (vii) demand payment or enforce payment of the Accounts in the name of the Administrative Agent or such Grantor, (viii) endorse any and all checks, drafts and other instruments for the payment of money relating to the Accounts, (ix) sign such Grantor’s name on any invoice or bill of lading relating to the Accounts, drafts against any Account Debtor or assignments and verifications of Accounts, (x) exercise all of such Grantor’s rights and remedies with respect to the collection of the Accounts and any other Collateral, (xi) settle, adjust, compromise, extend or renew the Accounts or any legal proceedings brought to collect Accounts, (xii) prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts, (xiv) change the address for delivery of mail relating to the Accounts of such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all such mail addressed to such Grantor, (xv) use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral and (xvi) do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, provided that (A) nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing and (B) this authorization shall not relieve such Grantor of any of its obligations under this Agreement or under the Credit Agreement. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct. Notwithstanding the foregoing, if the Administrative Agent or a Secured Party determines (after being given notice of such) that any portion of a payment from an Account Debtor received by it constitutes the excess portion of a joint remittance from such Account Debtor (which such portion was not owed to a Grantor but paid to the joint order of a Grantor and a non-Affiliated contractor or sub-contractor in respect of an Account), the Administrative Agent or other Secured Party, as applicable, shall promptly remit such excess portion of the payment to the Grantors.
(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Secured Parties, under this Section 6.02 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Sections 6.02(a)(i), (a)(iii) or (a)(v), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing, provided, however, that the Administrative Agent may exercise the powers granted in Sections 6.02(a)(ii), (a)(iv) and (a)(viii) at any time during the continuance of a Cash Dominion Period.
ARTICLE VII
COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS
SECTION 7.01. Collection of Accounts. (a) On or before the date that is 60 days following the Effective Date, each Grantor shall execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Collateral Deposit Account maintained by such Grantor as of the Effective Date. After the Effective Date, each Grantor will comply with the terms of Section 7.02.

(b) Within 45 days after the Effective Date, each Grantor shall direct all of its Account Debtors to forward payments directly to one or more of the Collateral Deposit Accounts of such Grantor; provided, however, that with respect to the Account Debtors of the Specified L&W Grantors, the Specified L&W Grantors shall not be required to so direct such Account Debtors (and, accordingly, shall not be deemed to have breached this Section 7.01(b)) so long as the Specified L&W Grantors each deposit any cash, checks or other similar payments constituting payments made with respect to any Account of such Account Debtors into a Collateral Deposit Account in accordance with the last sentence of this Section 7.01(b). If any Grantor (other than a Specified L&W Grantor) should refuse or neglect to notify any Account Debtor to forward payments with respect to such Account Debtor’s Accounts directly to a Collateral Deposit Account following its receipt of a written request to do so from the Administrative Agent, the Administrative Agent shall, notwithstanding the language set forth in Section 6.02(b), be entitled to make such notification directly to Account Debtor. If notwithstanding the foregoing instructions, any Grantor receives any cash, checks or other similar payments constituting payments made with respect to any Account, such Grantor shall receive such cash, checks or other similar payments as the Administrative Agent’s trustee and shall promptly (but in no event later than two Business Days after receipt thereof) deposit all such cash, checks or other similar payments into a Collateral Deposit Account.
SECTION 7.02. Covenant Regarding New Deposit Accounts. No Grantor may open a Collateral Deposit Account unless the bank or financial institution at which such Grantor seeks to open such Collateral Deposit Account has entered into a Deposit Account Control Agreement in order to give the Administrative Agent Control of such Collateral Deposit Account, provided that (a) no such Deposit Account Control Agreement will be required to be effective prior to the date that is 60 days following the Effective Date and (b) after the conclusion of such 60-day period, the Administrative Agent may, in its discretion, with respect to the Collateral Deposit Accounts of any Collateral Deposit Account Bank that is not subject to a Deposit Account Control Agreement, (i) defer delivery of a Deposit Account Control Agreement with respect to such Collateral Deposit Accounts and (ii) require such Grantor to replace such Collateral Deposit Accounts with one or more new Collateral Deposit Accounts opened and maintained with a bank or financial institution that is subject to a Deposit Account Control Agreement (it being understood and agreed that, prior to the opening of such new Collateral Deposit Accounts referenced in the immediately preceding clause (ii) (but after the conclusion of the 60-day period following the Effective Date), the Administrative Agent shall be entitled to establish a Reserve with respect to those Collateral Deposit Account referenced in the immediately preceding clause (i) for which a Deposit Account Control Agreement has not been executed and delivered). Upon the opening of any new Collateral Deposit Account in accordance with this Section 7.02, the Loan Party Representative shall deliver to the Administrative Agent a supplement to Exhibit B, setting forth the information with respect to such Collateral Deposit Account required therein. Upon the closing of any Collateral Deposit Account, the Loan Party Representative shall deliver to the Administrative Agent a supplement to Exhibit B reflecting such closing. In the case of Collateral Deposit Accounts maintained with any Lender, the terms of each Deposit Account Control Agreement entered into with such Lender shall be subject to the provisions of the Credit Agreement regarding setoff.

SECTION 7.03. Cash Dominion Periods; Application of Proceeds. (a) Pursuant to each Deposit Account Control Agreement entered into pursuant to Section 7.01 or 7.02, the Administrative Agent shall have Control of the relevant Collateral Deposit Account. The applicable Grantor may operate and transact business through its Collateral Deposit Accounts in its normal fashion at all times (except as provided below), including making withdrawals (whether via wire transfer, ACH transfer, check or otherwise), provided that (i) upon the commencement and during the continuation of any Cash Dominion Period, the Administrative Agent may (A) send a notice (a “Cash Dominion Period Notice”) to each Collateral Deposit Account Bank instructing such Collateral Deposit Bank to cease complying with any instructions originated by the applicable Grantor regarding the disposition of funds in the related Collateral Deposit Account and to begin complying with instructions originated by the Administrative Agent directing the sweep of available funds from the applicable Collateral Deposit Account on a daily basis into a collection account maintained by the Parent Borrower with the Administrative Agent (such account, the “Collection Account”), without further consent of the applicable Grantor and subject to the terms of the applicable Deposit Account Control Agreement and (B) apply (and allocate) the funds in the Collection Account in accordance with Section 2.08(b) or Section 2.16(b) of the Credit Agreement, as applicable, and (ii) except as otherwise provided below, upon the termination of each Cash Dominion Period (the timing of such termination to be determined by reference to the definition of the term “Cash Dominion Period” set forth in Section 1.03), the Administrative Agent shall send a notice to each Collateral Deposit Account Bank (a “Cash Dominion Termination Notice”) terminating such Cash Dominion Period and commencing a period (each such period, a “Cash Dominion Termination Period”) in which each Grantor may again transact business through each Collateral Deposit Account in its normal fashion, including making withdrawals from each Collateral Deposit Account (whether via wire transfer, ACH transfer, check or otherwise); provided, however, that following (x) the commencement of the first Cash Dominion Period occurring during the second Cash Dominion Termination Period, (y) the termination of the Revolving Commitments as contemplated by Article VII of the Credit Agreement or (z) a declaration, as contemplated by Article VII of the Credit Agreement, that the outstanding Loans have become due and payable, the Administrative Agent shall not be required to give any further Cash Dominion Termination Notices and shall be entitled to permanently maintain such Cash Dominion Period and exercise the rights attendant thereto as set forth above.
(b) All amounts deposited in the Collection Account pursuant to this Section 7.03 shall be deemed received by the Administrative Agent in accordance with Section 2.16(b) of the Credit Agreement; provided, that, notwithstanding the foregoing, if the Administrative Agent or a Secured Party determines (after being given notice of such) that any portion of a payment from an Account Debtor received by it constitutes the excess portion of a joint remittance from such Account Debtor (which such portion was not owed to a Grantor but paid to the joint order of a Grantor and a non-Affiliated contractor or sub-contractor in respect of an Account), the Administrative Agent or other Secured Party, as applicable, shall promptly remit such excess portion of the payment to the Grantors. The balance, if any, in the Collection Account after all the Secured Obligations on any day during a Cash Dominion Period have been satisfied shall be deposited by the Administrative Agent into the Parent Borrower’s general operating account as instructed by the Loan Party Representative. If, at the time any Termination Period commences, the Collection Account has a balance, such balance shall be deposited by the Administrative Agent into the Parent Borrower’s general operating account as instructed by the Loan Party Representative.
(c) To the extent that the terms of any Deposit Account Control Agreement are inconsistent with the terms of this Section 7.03 with respect to the rights of the Administrative Agent and the Grantors, the terms of this Section 7.03 shall control.
ARTICLE VIII
GENERAL PROVISIONS
SECTION 8.01. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages and demands against any Secured Party arising out of the repossession, retention or sale of the Collateral, except as may arise solely out of the gross negligence or wilful misconduct of such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.
SECTION 8.02. Limitation on Administrative Agent’s and Lenders’ Duty with Respect to the Collateral. Except as imposed under applicable law, no Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (a) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition, (b) to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.02 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.02. Without limitation upon the foregoing, nothing contained in this Section 8.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.02.
SECTION 8.03. Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Accounts, that certain of the Accounts may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Account may exceed the amount that reasonably may be expected to be recovered with respect to an Account. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, and subject to applicable law, compromise with the obligor on any Account, accept in full payment of any Account such amount as the Administrative Agent in its sole discretion shall determine or abandon any Account, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

SECTION 8.04. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, and, except after the occurrence and during the continuance of an Event of Default, after having made a request of a Grantor to do so and the Grantor having not complied with such request to do so as promptly as practicable after receipt of such request, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.04. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
SECTION 8.05. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.01(d), 4.01(e), 4.03, 5.02, or 8.07 or in Article VII will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.05 shall be specifically enforceable against the Grantors.
SECTION 8.06. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.01(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.01(d)) shall be binding upon the Secured Parties unless such authorization is in writing signed by the Administrative Agent.
SECTION 8.07. No Waiver; Amendments; Cumulative Remedies. No failure, delay or omission of any Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Secured Parties until the Obligations have been paid and performed in full.
SECTION 8.08. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, illegal or not entitled to be recorded or registered, in whole or in part. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.09. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
SECTION 8.10. Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Secured Parties.
SECTION 8.11. Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.
SECTION 8.12. Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.
SECTION 8.13. Termination. (a) This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations (as distinguished from the Secured Obligations) have been paid and performed in full and no commitments of the Administrative Agent or the Lenders which would give rise to any Obligations are outstanding.

(b) A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by, or that would not otherwise result in a Default under, the Credit Agreement as a result of which such Grantor ceases to be a Domestic Material Subsidiary that is a wholly-owned Subsidiary, provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.
(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or other transfer to a Grantor), or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.
(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 8.13, the Administrative Agent shall (i) execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and (ii) with respect to any Collateral Deposit Account of any Grantor that is so released from its obligations hereunder, deliver to each Collateral Deposit Account Bank that has entered into a Deposit Account Control Agreement with respect to the Collateral Deposit Accounts of such Grantor a written notice of termination of each such Deposit Account Control Agreement in accordance with the terms of such Deposit Account Control Agreement. The Administrative Agent hereby consents to the applicable Grantor filing all UCC termination statements corresponding to any Collateral that is so released if the Administrative Agent has failed to file such UCC termination statements within 5 Business Days of notice of such release delivered by such Grantor to the Administrative Agent. Any execution and delivery of documents pursuant to this Section 8.13 shall be without recourse to or warranty by the Administrative Agent.
SECTION 8.14. Additional Subsidiaries. Pursuant to Section 5.10(a) of the Credit Agreement, certain Domestic Material Subsidiaries that were not in existence or not Domestic Material Subsidiaries on the date of the Credit Agreement, as well as each Subsidiary that is designated as a Subsidiary Borrower after the date of the Credit Agreement, are required to enter into this Agreement as a Grantor upon becoming such a Domestic Material Subsidiary or Subsidiary Borrower, as the case may be. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Exhibit E hereto (each such instrument, a “Supplement”), such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such Supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.15. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Grantor against any of and all obligations of such Grantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation. The applicable Lender shall notify the Loan Party Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 8.15. The rights of each Lender under this Section 8.15 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 8.16. Lien Absolute. All rights of the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of:
(a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;
(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;
(c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
(d) the insolvency of any Person; or
(e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor.
SECTION 8.17. Release. Each Grantor consents and agrees that the Administrative Agent may at any time, or from time to time, in its discretion:
(a) as contemplated by the Credit Agreement and in conformance therewith, renew, extend or change the time of payment, and/or the manner, place or terms of payment, of all or any part of the Secured Obligations; and
(b) exchange, release and/or surrender all or any of the Collateral or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Administrative Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Administrative Agent may deem proper, and without notice to or further assent from any Grantor, it being hereby agreed that each Grantor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations.

SECTION 8.18. Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersede all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.
SECTION 8.19. Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 8.19. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.20.
SECTION 8.21. Taxes and Expenses; Indemnity. (a) Any taxes (including income taxes but excluding any Excluded Taxes) payable or ruled payable by Federal or State authority in respect of this Agreement shall be paid by the Grantors, together with interest and penalties, if any. The parties hereto agree that the Administrative Agent and each of the other Secured Parties shall be entitled to reimbursement of its reasonable expenses incurred hereunder as provided in and subject to the limitations set forth in Section 9.03(a) of the Credit Agreement.
(b) Without limitation of any of its indemnification obligations under the other Loan Documents, each Grantor shall, jointly and severally with each other Grantor, indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all out-of-pocket losses, claims, damages, liabilities and related reasonable expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by any Grantor arising out of, in connection with, or as a result of (i) the execution and delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any transactions contemplated hereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory, whether brought by a third party or by any Grantor and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
(c) Any amounts payable pursuant to this Section 8.21 shall be additional Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 8.21 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 8.21 shall be payable not later than three Business Days after written demand therefor setting forth the basis for such claim in reasonable detail.

SECTION 8.22. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.
ARTICLE IX
NOTICES
SECTION 9.01. Sending Notices. Any notice required or permitted to be given under this Agreement shall be made in accordance with, and deemed to be received pursuant to the terms of, Section 9.01 of the Credit Agreement, in each case addressed to the Loan Party Representative (with respect to notices to any Grantor) and to the Administrative Agent and the Lenders at the addresses set forth in accordance with Section 9.01 of the Credit Agreement.
ARTICLE X
THE ADMINISTRATIVE AGENT
JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Agreement as of the date first above written.

USG CORPORATION, as Loan Party Representative

by	/s/ Karen L. Leets

	Name:	Karen L. Leets
	Title:	Vice President and Treasurer

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

by	/s/ Karen L. Leets

	Name:	Karen L. Leets
	Title:	Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

by	/s/ Peter S. Predun

	Name:	Peter S. Predun
	Title:	Executive Director

Schedule I to the Pledge
and Security Agreement
SUBSIDIARY GRANTORS

Title of Karen L. Leets with respect
Company	to such Company
California Wholesale Material Supply, LLC	Vice President and Treasurer
L & W Supply Corporation	Vice President and Treasurer
Livonia Building Materials, LLC	Vice President and Treasurer
Livonia Holdings, Inc.	Vice President and Treasurer
River City Materials, Inc.	Vice President and Treasurer
United States Gypsum Company	Vice President and Treasurer
USG Foreign Investments, Ltd.	Vice President and Treasurer
USG Interiors, Inc.	Vice President and Treasurer

EXHIBIT A
(See Sections 3.02, 3.03 and 9.01 of Security Agreement)
NOTICE ADDRESS FOR ALL GRANTORS

c/o

Attention:

Facsimile:

INFORMATION OF {Insert name of applicable Grantor}

I.	Name of Grantor:

II.	State of Incorporation or Organization:

III.	Type of Entity:

IV.	Organizational Number assigned by State of Incorporation or Organization:

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business):

Attention:

VII.	Other Places of Business:

INFORMATION OF {Insert name of applicable Grantor}

I.	Name of Grantor:

II.	State of Incorporation or Organization:

III.	Type of Entity:

IV.	Organizational Number assigned by State of Incorporation or Organization:

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business):

Attention:

VII.	Other Places of Business:
[NOTE: ADD ADDITIONAL INFORMATION PAGE FOR EACH GRANTOR]

EXHIBIT B
(See Sections 3.04 and 7.01(a) of Security Agreement)
COLLATERAL DEPOSIT ACCOUNTS

Location of
Name of Grantor	Name of Institution	Institution	Account Number

EXHIBIT C
PERFECTION CERTIFICATE
Reference is made to the Credit Agreement dated as of September 9, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USG Corporation, a Delaware corporation, in its capacity as a Borrower (in such capacity, the “Parent Borrower”) and in its capacity as the Loan Party Representative, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement referred to therein, as applicable. For purposes of this Perfection Certificate (this “Certificate”), “Grantors” shall mean each Domestic Material Subsidiary that is a wholly-owned Subsidiary.
The undersigned, a Financial Officer of the Parent Borrower, hereby certify to the Administrative Agent and each other Secured Party as follows:
1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of formation, is as follows:
(b) Set forth below is each other legal name each Grantor has had in the past two years, together with the date of the relevant change:
(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past two years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.
(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past two years:
(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:
(f) Set forth below is the Federal Taxpayer Identification Number of each Grantor:1

[1]	Necessary only for Grantors organized under the laws of North Dakota or South Dakota.

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts:

Grantor	Mailing Address	County	State

(c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor:	Jurisdiction:

3. Unusual Transactions. All Accounts have been originated by the Grantors in the ordinary course of business.
4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.
5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located.
6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.
7. Deposit Accounts. Attached hereto as Schedule 7 is a true and correct list of Collateral Deposit Accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account and the account number.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate on this [•] day of [•], 2008.

USG CORPORATION,

by

Name:
	Title:	Financial Officer

EXHIBIT D
(See Section 3.01 of Security Agreement)
OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

EXHIBIT E
SUPPLEMENT NO.  _____  dated as of [ ] (this “Supplement”), to the Pledge and Security Agreement dated as of September 9, 2008 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among USG Corporation, a Delaware corporation, in its capacity as the Loan Party Representative (in such capacity, the “Loan Party Representative”), the Subsidiaries of USG Corporation from time to time party thereto (the “Grantors” and each a “Grantor”) and JPMorgan Chase Bank, N.A., a national banking association corporation, as Administrative Agent (in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.
A. Reference is made to the Credit Agreement dated as of September 9, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USG Corporation, in its capacity as a Borrower, the Loan Party Representative, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement.
C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 8.14 of Security Agreement provides that certain Subsidiaries must become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned such Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 8.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission (including Adobe PDF file) shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is the true and correct legal name of the New Subsidiary, its state of organization, the organizational number issued to it by its state of organization, its federal employer identification number and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business) and the location of any other place of business of such New Subsidiary and (b) set forth on Schedule II attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and a complete list of all Collateral Deposit Accounts maintained by such New Subsidiary, together with applicable identifying information for such Collateral Deposit Accounts . The information set forth on such Schedule I shall be deemed to supplement Exhibit A to the Security Agreement, effective as of the date hereof. The information set forth on such Schedule II in respect of Collateral Deposit Accounts shall be deemed to supplement Exhibit B to the Security Agreement, effective as of the date hereof.
SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Security Agreement.
SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

by

Name:
Title:

Schedule I to
Supplement No. __ to
the Pledge and Security
Agreement
INFORMATION OF {Insert name of applicable Grantor}

I.	Name of Grantor:

II.	State of Incorporation or Organization:

III.	Type of Entity:

IV.	Organizational Number assigned by State of Incorporation or Organization:

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business):

Attention:

VII.	Other Places of Business:

Schedule II to
Supplement No. __ to
the Pledge and Security
Agreement
LOCATION OF COLLATERAL

Description	Location

COLLATERAL DEPOSIT ACCOUNTS

Location of
Name of Grantor	Name of Institution	Institution	Account Number